UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): August 25, 2004

CNL Retirement Properties, Inc.
(Exact name of registrant as specified in its charter)

Maryland (State or other jurisdiction of incorporation)	000-32607 (Commission File Number)	59-3491443 (IRS Employer Identification No.)

450 South Orange Avenue Orlando, Florida (Address of principal executive offices)	32801 (Zip Code)

        Registrant’s telephone number, including area code: 407-650-1000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 DFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events.

        Reference is made to the press release dated August 25, 2004, which is attached hereto as Exhibit 99.1 and incorporated herein by this reference.

Item 9.01. Financial Statements and Exhibits.

        (a)        Not applicable.

        (b)        Not applicable.

        (c)        Exhibits.

                     Exhibit No. 99.1 Press Release dated August 25, 2004.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

CNL RETIREMENT PROPERTIES, INC.

Dated: August 26, 2004	By: /s/ Thomas J. Hutchison III THOMAS J. HUTCHISON III Chief Executive Officer

EXHIBIT INDEX

                 99.1      Press Release dated August 25, 2004.

        Exhibit 99.1

[LOGO] CNL Retirement Properties, Inc. CNL Center at City Commons 450 South Orange Avenue Orlando, Florida 32801-3336 tel (407) 835-3200 (800)522-3863 fax (407) 835-3232 www.cnlonline.com

For information contact:
Carolyn B. Gosselin, APR	Kathleen Huff
CNL Chief Communications Officer	Vice President of Marketing
(407) 540-2505	DASCO Companies
(561) 691-9900

CNL Retirement Properties, Inc. Acquires Interests in 26 Medical Office Buildings from DASCO Companies, LLC

ORLANDO, Fla. (August 25, 2004) – CNL Retirement Properties, Inc. (“CNL”), an Orlando-based real estate investment trust, today announced it has finalized its purchase of interests in 26 medical office buildings for approximately $206.5 million from affiliates of DASCO Companies, LLC (“DASCO”). CNL also announced it has acquired a 55 percent interest in DASCO, offering CNL the ability to participate in an ongoing pipeline of new development and acquisition opportunities.

The properties are located in Arizona, California, Colorado, Florida, Georgia, Illinois, Kentucky, Mississippi and Texas with a combined total of 280 tenants and approximately 1.3 million square feet. DASCO will continue to provide development, leasing and management services for the 26 properties. CNL has agreed to purchase interests in six additional medical office buildings from DASCO. The acquisition of these facilities is subject to customary closing conditions, and there are no assurances that all of the closing conditions will be satisfied or that these facilities will be acquired by CNL.

“The DASCO portfolio perfectly aligns with our strategy of investing in quality health care facilities,” said Stuart J. Beebe, executive vice president and chief financial officer of CNL Retirement Properties, Inc. “We are especially excited with our new relationship with DASCO. This proves to be another tremendous opportunity, allowing CNL to capitalize on the relationships and reputation that DASCO has built over its 15-year history in medical real estate.”

-More-

CNL Acquires Interests in 26 Medical Office Buildings from DASCO, page 2

Malcolm Sina, CEO of DASCO Companies said, “this partnership with CNL Retirement Properties is the perfect business relationship for our company and clients.” Sina also stated, “we share the same core values and appreciation for the “long-term,” whether it is in building relationships or owning properties. CNL’s prominent position in the industry affords DASCO the opportunity to focus on our centers of excellence – developing, acquiring, leasing and property management – as we continue to meet our client’s goals and objectives.”

About CNL Retirement Properties, Inc.
CNL Retirement Properties, Inc. is an affiliate of CNL Financial Group, Inc., and owns a portfolio of 168 properties in 30 states in the seniors’ housing and medical office building sectors. Headquartered in Orlando, Fla., CNL Financial Group, Inc. and the entities it has formed or acquired have more than $13 billion in assets, manage an additional $4 billion for third-party investors and have interests in more than 4,900 properties across North America. For more information, visit www.cnlonline.com.

About DASCO Companies, LLC
DASCO Companies, founded in 1989, is a full service medical real estate development and acquisition firm with a team of professionals who have developed facilities in multiple states. As one of the top firms specializing in the healthcare industry, they have developed over 2.5 million square feet and acquired almost 850,000 square feet of medical office buildings and outpatient facilities. DASCO Companies employs 56 professionals across the US. Their corporate headquarters are in Palm Beach Gardens, FL; regional offices are in Orlando, FL; Chicago, IL; Dallas, Texas; Los Angeles, CA; Scottsdale, AZ and Jackson, MS. For additional information, please visit www.dascomed.com.

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Safe Harbor Statement Under The Private Securities Litigation Reform Act of 1995
Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on current expectations, estimates and projections about future events. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of the Company to be materially different from any future results, performance, or achievements expressed or implied in such forward-looking statements. The Company disclaims any obligation or undertaking to publicly release any updates or revisions to any forward-looking statement contained herein to reflect any change in its expectations with regard thereto or any change in events, conditions or circumstances on which any such statement is based. Although the Company believes its current expectations are based upon reasonable assumptions, the Company can give no assurance that expectations will be attained or that actual results will not differ materially.